EXHIBIT 10.368
                          Equity Joint Venture Contract

                                     between
                         Shenyang Dongyu Group Co. Ltd.

                                       and

                           Dasibi Environmental Corp.

                            for the Establishment of

   Shenyang Dasibi-Dongyu Environmental Monitoring Equipment Company Limited




                                September 6, 2000


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                        CHAPTER ONE, GENERAL PROVISIONS

1.1   Parties to the Contract

      PARTY A: SHENYANG DONGYU GROUP CO., LTD.
      Registered in: China
      Registered Address: No.2 Xiaoqiaoxiang, Wenti Avenue, Heping District, Shenyang City, Liaoning Province, China
      Legal Representative: Zhuang Yuyang
      Position: Chairman of the Board
      Nationality: China

      PARTY B: DASIBI ENVIRONMENTAL CORP.
      Registered in: U.S.A.
      Registered Address: 506 Paula Avenue, Glendale, CA 91201
      Legal Representative: Albert E. Gosselin
      Position: Chairman of the Board
      Nationality: U.S.A.

1.2 Party A and Party B (hereinafter referred to as both parties) agree to set up a Joint Venture in China under the Act of Sino-Foreign Joint Ventures of the People's Republic of China and the Implementation Rules for that Act, and other relevant Chinese laws and regulations. Both parties agree to be abided by the Contract sincerely.


                          CHAPTER TWO, NAME AND ADDRESS

2.1   Chinese Name of Joint Venture:

                               ?????--????????????

    English name of Joint Venture:

            Shenyang Dasibi-Dongyu Environmental Monitoring Equipment
                                 Company Limited

    (Hereinafter referred to as JOINT VENTURE)

    Registered Address of Joint Venture:
    Shenyang High and New Technology Industry Development Zone







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                    CHAPTER THREE, AIMS AND SCOPE OF BUSINESS

3.1 Aims of setting up JOINT VENTURE are: to provide end users high quality equipment and services, and to gain economic profit for shareholders to JOINT VENTURE.

3.2 Business Scope of JOINT VENTURE is: manufacture and sale of air pollution monitoring equipment and provide related technical consultation, support and after-sale services.

3.3 With the relevant governmental department's approval, JOINT VENTURE may timely adjust its investment orientation, scope of business and management approaches to meet the development of businesses and the market demand.


                    CHAPTER FOUR, TOTAL AMOUNT OF INVESTMENT
                             AND REGISTERED CAPITAL

4.1 JOINT VENTURE shall be a limited liability company. Both parties bear the limited responsibility of JOINT VENTURE respectively according to the quota subscribed by each of them.

4.2  Total amount of investment of JOINT VENTURE is USD 3,000,000.00

4.3 The registered capital is USD 3,000,000.00, which shall be contributed by both parties respectively according to their subscriptions in 2 installments:

     In the first installment, Party A shall contribute USD 1,000,000.00 in cash, Party B shall contribute USD 600,000.00 in cash and in the form of transfer the technology of the 3rd generation products, which is, valued USD 400,000.00.

     In the second installment, after setting up JOINT VENTURE, Party B shall continue to transfer the technology. With both parties' efforts, JOINT VENTURE shall complete the R&D of the 4th generation products, and the intellectual property right of the 4th generation products shall belong to JOINT VENTURE. Both parties agree that the technology transferred in the R&D period is valued USD 300,000.00 and is regarded as one part of the investment of Party B when the R&D is successful. USD 200,000.00 in cash is the other part of the investment contributed by Party B. Party A shall contribute USD 500, 000.00 in cash.

4.4 The transferred technology contributed by Party B should get the approval of the relevant Chinese governmental department. Party B should ensure the technology is advanced, practical and without any defect. The quality of the products manufactured by JOINT VENTURE utilizing the above technology should meet the relevant technical requirements of EPA and of SEPA.

For details of the technology transfer, both parties shall sign a separate Technology Transfer Agreement, as Attachment I to the Contract, which shall be deemed as an integral part of the Contract and shall be of the same effect.

4.5 The first installment should complete within two (2) months after the establishment of JOINT VENTURE. The second installment should complete within 6 months after the establishment of JOINT VENTURE.



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4.6  The R&D of the 4th generation products should be completed within one year beginning from the date of signing the Contract. While certain postponement should also be agreed, taking into consideration that the development of the system software and the certification by the US EPA to the products could also take a rather long time.

4.7 The ownership of the transferred instrumentation technology of Party B and the abovementioned intellectual property right cannot be assigned without both parties' agreement.

4.8 After transfer of the instrumentation technology, JOINT VENTURE, the exclusive possessor to that technology, has all the intellectual property right of the coequal technology. Any actualization and utilization of one part or total of the abovesaid technology should get the approval of the JOINT VENTURE. Party B should provide all the necessary materials, manuals, training, approval and assistants to the JOINT VENTURE for the above purpose.

4.9 After the subscribed capital is fully paid by both parties and is examined and checked and an examination report is presented by a Chinese certified public accountant employed by JOINT VENTURE. JOINT VENTURE shall issue the subscription certificate with signatures of the Chairman and vice Chairman of the Board. The main contents of which are: name of JOINT VENTURE, date of establishment, name of the parties to the Venture and subscribed quota of each, date of subscription, date of issuance of this certificate, etc. The subscription certificate is a non-negotiable document.

4.10 The registered capital shall not be reduced during the term of this contract.

4.11 Owing to the efforts that China Environmental Protection Science & Technology Development Investment Ltd., Co. and Smart E International (HK) Company Limited have contributed throughout the negotiation and execution of the JOINT VENTURE, both parties agree to grant partial shares to China Environmental Protection Science & Technology Development Investment Ltd., Co. and Smart E International (HK) Company Limited. Party A will transfer partial shares to China Environmental Protection Science & Technology Development Investment Ltd., Co. and Party B will transfer partial shares to. Smart E International (HK) Company Limited. China Environmental Protection Science & Technology Development Investment Ltd., Co. and Hualong Co., each is allowed to designate one director to the Board of Directors.

     For details of the shares transfer, both parties shall sign a separate Shares Transfer Agreement, as Attachment II to the Contract, which shall be deemed as an integral part of the Contract and shall be of the same effect.

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                       CHAPTER FIVE, OPERATION ARRANGEMENT

5.1 Both parties agree that JOINT VENTURE and ITS manufacturing plant to be based in Shenyang, China.

5.2 Both parties agree that all goods to be sold in China by party B not using U.S. Ex-Im Bank financing shall be provided by JOINT VENTURE. Both parties shall ensure JOINT VENTURE to be capable of selling directly and servicing directly to the end users within the shortest amount of time.

5.3 Party B agrees, during the validity period of the Contract, it will not seek any other opportunity to set up any company in China, which has such a similar business scope with JOINT VENTURE established under the Contract that may affect the business of JOINT VENTURE, other than the ones in cooperation with Party A.

5.4 Both parties agree to decide issues of product sale, after-sale service, and after-sale training through further negotiation, and to settle those issues by an additional attachment to the Contract or a separate agreement, which shall be deemed as an integral part of the Contract and shall be of the same effect.


                      CHAPTER SIX, ADMINISTRATIVE STRUCTURE

6.1 Board of Directors is the supreme authority of JOINT VENTURE, which is responsible for all important issues.

6.2 Board of Directors is made of six directors, of which two are appointed or changed by Party A and two are appointed or changed by Party B, and one is appointed or changed by Smart E International (HK) Co., Ltd and one is appointed or changed by China Environmental Protection Science and Technology Investment Co., Ltd. Directors are appointed for four years and will be eligible for re-appointment where the appointing party chooses.

6.3 Chairman of the Board of Directors shall be appointed by Party B among its directors and the vice Chairman of the Board of Directors shall be appointed by Party A among its directors.

     Chairman of the Board of Directors is the legal representative of JOINT VENTURE. Where he/she may, for a short time, authorize Vice Chairman or any other director to act on behalf of himself/herself.

6.4 The general meeting of Board of Directors shall be held at least once per year and an extraordinary general meeting may be held upon the proposal of no less than one third of the directors. The general meeting shall be held in principal at the local of JOINT VENTURE, which shall be called for and presided over by the Chairman of the Board of Directors. In case the Chairman of the Board is in absent, the Vice Chairman shall call and preside over the meeting in the Chairman's place. A quorum at the general meeting shall consist of at least two thirds of the directors; no resolution passed shall be valid if there is no such quorum. Chairman of the Board shall inform the directors with written notice twenty (20) days in advance.

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6.5  In case Chairman of the Board cannot present the general meeting, he/she shall authorize any other directors to act on behalf of himself/herself with written note. The general meeting shall handle the issues concerning the rights and benefits of each party under the principal of equality and mutual benefit.

6.6 Any resolution of the general meeting should be resulted through secret ballot.

6.7  Items aftersaid shall be approved by unanimous resolution of the Board:
     1)   Modifying of Articles of Association,
     2)   Prolonging the term of JOINT VENTURE,
     3)   Canceling or dissolving the JOINT VENTURE,
     4)   Increasing or assigning the registered capital,
     5)   Incorporating JOINT VENTURE with other economic entities.

6.8 Items aftersaid shall be approved by more than two-thirds of the directors present at the meeting of the Board:
     1)   Annual Profit Dividing Plan,
     2)   Middle and Long Term Development Plan,
     3)   Appointing and removing General Manager and Vice General Manager, and
          CFO,
     4) Other material matters, which the Board believes, should be approved by two-thirds majority.

     Other items shall be approved by more than half of the directors present at the meeting of the Board.

6.9 Minutes of the Board meeting shall be made respectively in Chinese and English, and after being signed by the directors present at the meeting, shall be placed on file.

6.10 The administrative structure of JOINT VENTURE is the 'General Manager taking the responsibility under the leadership of the Board of Directors'.

6.11 The General Manager is responsible for the execution of all resolutions agreed and adopted at the meetings of the Board of Directors, organizes and manages routine administrative and operating work.


6.12 Without the approval of the Board of Directors, the General Manager and the Vice General Manager shall not concurrently hold the office of general manager or vice general manager(s) of other economic entities or in any wise compete for other business against JOINT VENTURE. Board of Directors may from time to time remove the General Manager or Vice General Manager(s) or other administrative person(s) by resolution where the General Manager or Vice General Manager(s) corrupt (s) or severely neglect (s) his/their duty.


6.13 Both parties agree with the selection of the CFO for Joint Venture appointed by Smart E International (HK) Co., Ltd.

                          CHAPTER SEVEN, RESPONSIBILITY

7.1 Party A and Party B shall try to realize the business aims and targets with the most efficient and economic methods. Both parties shall respectively appoint the qualified and experienced managers and technicians who shall work hard in JOINT VENTURE.

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7.2  Party A shall be respectively responsible for following matters.

     1) Assisting to apply to the competent Chinese department (s) for the establishment of JOINT VENTURE, having JOINT VENTURE registered and getting the business license,
     2) Responsible for conducting all domestic procedures in order to get the approval by relevant Chinese Government as mentioned in Article 4.4; all necessary cost thus occurred should be borne by JOINT VENTURE,
     3) Assisting JOINT VENTURE to apply for the reducing of remitting taxes within the permissible limit,
     4) Assisting the JOINT VENTURE to collect the information on the Chinese market demands, the competitive capability of the products and the trend of the sale opportunity etc.,
     5) Assisting foreign employees to get entrance visas, work licenses and travel permits, etc.,
     6) Assisting JOINT VENTURE to arrange the employees' businesses, lodging, food, transportation and medical treatment etc.,
     7) Assisting the JOINT VENTURE to employ Chinese employees, engineers, workers and interpreters,
     8) Assisting the JOINT VENTURE to open foreign currency and RMB accounts in the bank permitted by the Chinese authorities concerned,
     9) Assisting the JOINT VENTURE to arrange the domestic transportation and to apply to customs. Party A shall assist the JOINT VENTURE, under its requirements, to undertake other matters if the condition permits.

7.3   Party B shall be respectively responsible for following matters:
     1) Positively and timely assisting the JOINT VENTURE to deal with the transfer of the knowledge property right of the technology of 3rd and 4th generation products possessed by Party B,
     2) Guiding and assisting JOINT VENTURE to solve the problem in technology and business administration and, providing the advanced and practical technology as well as the experiences in administration to ensure the high quality of the products to gain the greatest profits, in additional assuming the relevant responsibilities of the technology,
     3) Assigning and appointing the experts to do training in JOINT VENTURE, assisting JOINT VENTURE to make the training schedule to enable the Chinese employees to master the relevant workmanship and special skills within the scheduled time,
     4) Providing and making the working regulations of workmanship, equipment maintenance, security and material storage to JOINT VENTURE,
     5) Assisting JOINT VENTURE to collect the relevant and practicable information on the technologies, workmanship and economy as well as the material on law,
     6) Assisting and supporting the technology development, products' replacement and R&D on the new products,
     7) Ensuring all the products sold to mainland China, Hong Kong special administrative region, Macao special administrative region and Taiwan region to be manufactured or provided by JOINT VENTURE and positively assisting JOINT VENTURE to develop that specific overseas markets for facilitating the export of the products. Party B shall assist the JOINT VENTURE, under its requirements, to undertake other matters if the condition permits.

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                CHAPTER EIGHT, DISTRIBUTION OF PROFITS AND TAXES

8.1 The net profits should be distributed by Party A and Party B as soon as possible according to their real shares in the registered capital. In order to reach that purpose, the hereinafter items should be deducted from the gross profits to get the net one:
     1) The income tax which should be paid according to the relevant Chinese laws and regulations and the items described in the contract,
     2) The reserve funds set up by the Board of Directors in terms of the relevant Chinese laws and regulations,
     3)   The enterprise development fund set up by the Board of Directors,
     4) The welfare and employee-award fund set up by the Board of Directors in terms of the relevant Chinese laws and regulations.

8.2 The Board of Directors of JOINT VENTURE may determine one part or all of the profits will not be distributed; however, if there is an accumulated surplus, one part or all parts shall be distributed.

8.3 The JOINT VENTURE shall enjoy the relevant treatment of reducing of remitting taxes according to the relevant Chinese laws and regulations

8.4 The overseas Chinese, Macao and Hong Kong employees in JOINT VENTURE shall pay the income taxes according to the laws and regulations in Chinese Taxes Act.


               CHAPTER NINE, THE RIGHTS OF JOINT VENTURE AND WAGES

9.1 JOINT VENTURE has the aftersaid rights according to the relevant laws and regulations of People's Republic of China:
     1) Independently managing the business of its own enterprises and may appoint staff from U.S. to undertake the technical and administrative work.
     2) Employing the Chinese employees who are subject to the examination and enrolled on the basis of competitive selection, signing the contracts with the employees, trying out the enrolled employees for 3 to 6 months, dismissing the employees of whom are surplus caused by the changes of the production and technical condition and whom can't meet the relevant requirements after training and cannot be maneuvered to other post, according to how serious the case are giving a disciplinary warning to, recording a demerit or reducing the wages of or even dismissing any employee who violates the rules and regulations of JOINT VENTURE and causes the bad results.

9.2 JOINT VENTURE may set its salary payment rule according to its operation requirement like payment by piece, or by hour, or by day or by month.

9.3 The wages of the employed foreigners and the overseas Chinese that were paid the income taxes and other legitimate incomes should be remitted overseas though the China Bank or other banks according to the regulations of Foreign Currency Administration.

9.4 In case that JOINT VENTURE terminates before the date of expiration for any reason, the assets may be assigned and the capital may be remitted abroad after repaying the debt of JOINT VENTURE with the approval of the relevant department.


                         CHAPTER TEN, ACCOUNT AND AUDIT

10.1 The accounts of JOINT VENTURE are subject to the regulations and laws for Sino-Foreign joint ventures of People's Republic of China.

10.2 JOINT VENTURE should make accounting report within the three months after the fiscal year and send its copies to Party A, Party B and each director. The accounting report contains a balance sheet and a profit and loss statement of the fiscal year, which should be made both in Chinese and English, and be audited to ensure its reality and accuracy by an accounting firm registered in China, which is entrusted by the Board of Directors.


                  CHAPTER ELEVEN, EFFECTIVENESS OF THE CONTRACT
                          AND THE TERM OF JOINT VENTURE

11.1 The contract should come into effect upon the approval by the governmental department in charge. JOINT VENTURE should register in the Industrial and Commercial Administration Bureau within one month after receiving the approval to apply for the license. The date of establishment of JOINT VENTURE is the same date of the issuance of the license of JOINT VENTURE.

11.2 The term of JOINT VENTURE is ten (10) years.

11.3 The contract may be terminated with both parties' agreement or the term of JOINT VENTURE may be prolonged with an approval of the relevant governmental department six months before the maturity of JOINT VENTURE.

11.4 The termination of the contract caused by any party for any reason should be applied to the original ratifying agency of the contract.


                           CHAPTER TWELVE, ASSIGNMENT

12.1 Any party of JOINT VENTURE shall not assign, pledge or transfer to the third party or deal with in other ways any or all parts of its stock share without the unanimous resolution of the Board of Directors and the approval of the Chinese examining and ratifying agency in charge. One party who shall assign the stock share shall be subject to the hereinafter items:

     1) Where one party shall assign any or parts of the stock shares, the non-assigning party shall have priority in purchasing the shares in assignment,
     2) The non-assigning party who have priority in purchasing shall reply to the assigning party within 30 days after the written notice is put forward by the assigning party, otherwise the assigning party has the right to assign to the third party,
     3) Where one party transfers any or all parts of its shares to the third party, the term of the transfer to the third party should not be more favorable than what to the non-transferring party except what described in the Clause 4.11 in the Contract,
     4) Dealing with all the matters on the assignment by one party should not affect the operation and the administration structure of JOINT VENTURE. Where the assignment is approved, JOINT VENTURE shall re-register at the Industrial and Commercial Administration Bureau within 30 days.


                  CHAPTER THIRTEEN, TERMINATION AND LIQUIDATION

13.1 Any party is entitled to send the written notice 60 days in advance to terminate the contract where any case as follows occurs:
     1) One party willingly or unwillingly declares the bankruptcy, liquidation and dismissal,
     2)   One party materially breach the contract,
     3) JOINT VENTURE shall not continue to operate due to the violation of the government's laws and regulations despite of the strict abidance of the regulations and laws of JOINT VENTURE by both parties.

13.2 Where the term of JOINT VENTURE is expired or the contract is terminated, the Board of Directors shall put forward the liquidation procedure and principles, nominate the candidates of the liquidation commission, and divide up the assets of JOINT VENTURE. The liquidation commission may employ the accountant and lawyer

13.3 According to the relevant Chinese laws and regulations, the liquidation commission may sell the JOINT VENTURE as ' company in operation' with the approval of the relevant agency. Under the same price condition, parties to the Contract shall have the priority in purchasing. Under the same price condition, Party A has the priority of purchasing to Party B.

13.4 In case that no party is willing to purchase the 'company in operation', JOINT VENTURE should be terminated. The liquidation commission may sell the assets of JOINT VENTURE separately. Under the same price condition, parties to the Contract shall have the priority in purchasing. Under the same price condition, Party A has the priority of purchasing to Party B.

13.5 The remaining property of JOINT VENTURE after the liquidation should be distributed to both parties according to their shares in the registered capital.


                           CHAPTER FOURTEEN, INSURANCE

14.1 Insurance of JOINT VENTURE against all risks shall be from Chinese Insurance Company, in respect to the cover, amount, period, etc of the insurance, the General Manager of JOINT VENTURE shall make a decision under the provisions concerned of the People's Insurance Company of China.

                CHAPTER FIFTEEN, APPLICABLE LAWS AND REGULATIONS

15.1 The signing and the implement of the contract, the establishment, operation, administration, taxes, imported and exported materials, labor administration, usage of land, in and out of China, and other activities of JOINT VENTURE should be subject to the effective laws and regulations of People's Republic of China.

15.2 The property and the rights and benefits of JOINT VENTURE and, the registered capital, distribution of the profits and all the legal rights and benefits of and the quotas owe to Party B should be protected by the effective laws and regulations of People's Republic of China.


                CHAPTER SIXTEEN, REMEDIES FOR BREACH OF CONTRACT

16.1 If either party does not complete its capital contribution in accordance with the schedule and amounts set in the Contract, commencing from the first month for which contribution is overdue, the breaching Party shall pay liquidated damages to the non-breaching Party at the rate of one percent (1%) of the amount of the contribution to be made for every month of delay. If contribution is more than three months overdue, the breaching Party shall pay aggregate liquidated damages at the rates of three percent (3%) of the amount of the capital contribution to be made and, in addition, the non-breaching Party shall have the right to terminate the Contract and to claim the compensation from the breaching Party for all economic losses directly resulting from its breach of contract.

     If a party fails to perform any of its obligations under the Contract or if a party's representation or warranty under the Contract is untrue or materially inaccurate, such party shall be deemed to have breached the Contract. The breaching party shall have thirty days from receipt of notice form the other party specifying the breach to correct such breach and the non-breaching party shall have the duty to mitigate any losses incurring therefrom. If after such thirty-day period such breach is not corrected, the breaching party shall become liable to the other party for all economic losses directly caused by the breach.

     If any party cannot perform its obligations or responsibilities or loses arise form the implementation of the Contract due to reasons of issuance, amendments or cancellation of Chinese laws any losses thus incurred or arising thereof shall not be borne solely by either party and both parties shall discuss a solution.

16.2 If any party fails to raise or delay the raising of its claim, such action should not be deemed to waive its right of claim.

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                       CHAPTER SEVENTEEN, DISPUTE SOLVING

17.1 All disputes arising from the implementation of, or in connection with, the Contract shall be resolved by the parties through friendly consultation.

17.2 If a dispute cannot be resolved within sixty days of commencement of consultations, either party shall refer the dispute to final arbitration to the China International Economic and Trade Arbitration Commission in accordance with the Arbitration Rules for the time being in force, which rules are deemed to be incorporated by reference into this Article. The arbitral award shall be final and binding on both parties. The costs of arbitration shall be borne by the losing party.

                         CHAPTER EIGHTEEN, FORCE MAJEURE

18.1 Where the performance hereof is hindered by or is absolutely impossible under the terms and conditions herein on account of force majeures, including earthquakes, typhoons, folds, fires, war or other unexpected, irresistible or unavoidable force in respect of their consequences or results, the time of performing the obligations described on the contract should be prolonged, which should be equal to the time delayed by the force majeures.

18.2 The party in contingency shall inform the other party of such contingency by telegram immediately, and within 14 days present valid documents signed by the notarial agency of the locale, stating the details of the incident and proving it is impossible to perform whole or part of this contract or that extension of time of performance hereof is necessary. Where the delay is over 90 days, whether continue to perform the contract or terminate the contract before the expiration should be determined under the friendly agreement.

                   CHAPTER NINETEEN, LANGUAGE OF THE CONTRACT

19.1 There are two original contracts made respectively in Chinese and English, both of which are of the same effect.

19.2 The titles of each chapter are listed for the markedness, which should not affect the implications and the paraphrases of each item.

19.3 Following material documents of JOINT VENTURE should be written respectively in Chinese and English:
     1)   Minutes of the meetings of Board,
     2)   All accounting report.

19.4 Under both parties' agreements, Chinese is the working language.

                         CHAPTER TWENTY, CONTRACT COPIES

20.1 Each party shall hold two copies of this contract; the extra copies should be made under the requirements of the governmental sectors in charge.

                           CHAPTER TWENTY ONE, OTHERS

21.1 Any item in the contract or the documents concerning to the contract except the violated, the illegal and the non-compulsive should be performed without any effect or weakening

21.2 It is proved that the contract should be signed by the legal representatives or the authorize representatives of both parties on the date marked on the first page of the contract.

                           CHAPTER TWENTY TWO, NOTICE

22.1 Where any party of JOINT VENTURE sends the notices comprising letters and facsimiles to the other party, the addresses on the notices should be subject to the following:

         Party A: Shenyang Dongyu Group Co., Ltd.
         Address: No2 Heping South Street, Heping District, Shenyang
         Zip: 110003
         Tel: 86-24-2325 8801
         Fax: 86-24-2325 8898
         Party B: Dasibi Environmental Corp.
         Address: 506 Paula Avenue, Glendale, CA
         Zip: 91201
         Tel: 001-818-247-7601
         Fax: 001-818-247-7614


22.2 During the validity period of the Contract, any party has the right to modify the address above and shall send the written notice to the other party when making such modification.

Party A: Shenyang Dongyu Group Co., Ltd.


/s/ Zhuang Yuyang
-----------------
Authorized representative: Mr. Zhuang Yuyang
Position: Chairman of the Board

Party B: Dasibi Environmental Corp.


/s/ Albert E. Gosselin
----------------------
Authorized representative: Mr. Albert E. Gosselin
Position: Chairman of the Board

                  ATTACHMENT I - TECHNOLOGY TRANSFER AGREEMENT
                 An integral part of the Joint Venture Contract
Ref.

1.1  Parties to the Agreement
     Party A:  Shenyang Dongyu Group Co., Ltd
     Party B:  Dasibi Environmental Corp.

1.2 Party A and Party B (herein referred to as both parties) agree to set up a Joint Venture heretofore known as Shenyang Dasibi-Dongyu Environmental Monitoring Equipment Company Limited wherein Party B agree to transfer technology to the Joint Venture as capital consideration as follows:
     a.  3rd generation technology valued at USD 400,000
     b.  4th generation technology valued at USD 300,000

     Definition: Technology Transfer is composed of necessary documentation, training and direct instrument-related software with source code to manufacture the following equipment and related hardware comprising what is referred to as "System 1000" complete for US EPA approval:

          1.        Model 8001      - Data Acquisition System
          2.        Model 5008      - W/DET Programmable Multi-Gas Calibrator
          3.        Model 5011-B    - Zero Air Unit
          4.        Model 7001      - TSP Analyzer W/PM10
          5.        Model 1008-AH   - Ambient O3 Analyzer
          6.        Model 3008      - Ambient CO Analyzer
          7.        Model 4108      - Ambient SO2 Analyzer
          8.        Model 2108      - Ambient NOx, NO2, NO Analyzer

1.3 The transferred technology of Party B shall get the approval of the relevant Chinese government department. Party B shall ensure the technology is advanced, practical and without any defect. The products manufactured by JOINT VENTURE utilizing the above technologies shall meet the relevant technical requirements of US EPA and China SEPA.

1.4 The R&D of the 4th generation products shall be completed within one year of the date of signing the Contract. The manufacture of the products will be started after the development of the system software and the certification by the US EPA.

1.5 The ownership of the transferred instrumentation technology of Party B and the above-mentioned intellectual property right cannot be assigned without both parties' agreement.

1.6 After transfer of the instrumentation technology, JOINT VENTURE, the exclusive possessor to that technology, has all the intellectual property right of the co-equal technology. Any actualization and utilization of one part or total of the above said technology shall get the approval of the JOINT VENTURE. Party B shall provide all the necessary materials, manuals, training, approval and assistants to the JOINT VENTURE for the above purposes.

Party B shall guaranty that the products manufactured by the JOINT VENTURE utilizing the transferred technology could be a complete and independent air monitoring system.

The technology transfer should be started immediately after signing the Contract, in order to ensure that the JOINT VENTURE can manufacture 3rd generation products pursuant to the Contract before February 2001, utilizing the transferred technology.

Party B shall provide the JOINT VENTURE all technical materials and documentation of the 3rd generation products within 3 months after signing the Contract. And especially the technical materials and documentation of the SO2, NOX, TSP(PM10), Multi-gas Calibrator and Datalogger shall be transferred to the Joint Venture before November 6, 2000.

All know-How, advice, documentation, specified manufacture facilities and other information provided by Dasibi Environmental Corp. pursuant to this Contract shall be kept strictly confidential by the parties to the Contract and the JOINT VENTURE, and shall be used solely for benefit in connection with the manufacture and sale of the JOINT VENTURE products except, however, that the Company has to disclose any such information to government authorities due to Chinese Laws and regulations.


PARTY A:   SHENYANG DONGYU GROUP CO., LTD.



/s/ Zhuang Yuyang
Authorized Representative: Mr. Zhuang Yuyang
Position: Chairman of the Board


PARTY B:   DASIBI ENVIRONMENTAL CORP.

/s/ Albert E. Gosselin
Authorized Representative: Mr. Albert E. Gosselin
Position: Chairman of the Board



                    ATTACHMENT II - SHARE TRANSFER AGREEMENT

                 An integral part of the Joint Venture Contract

Ref.

1.1  Parties to the Agreement

     PARTY A:  SHENYANG DONGYU GROUP CO., LTD.

     PARTY B:  DASIBI ENVIRONMENTAL CORP.

     PARTY C: CHINA ENVIRONMENTAL PROTECTION SCIENCE & TECHNOLOGY DEVELOPMENT INVESTMENT LTD., CO.

     PARTY D:  SMART E INTERNATIONAL (HK) COMPANY LIMITED

2.11 Owing to the efforts that China Environmental Protection Science and Technology development Investment Ltd., and Smart E International (HK) Company Ltd. have contributed throughout the negotiation and execution of the JOINT VENTURE, both parties agree to grant partial shares to China Environmental Protection Science & Technology Development Investment Ltd., Co. and Smart E International (HK) Company Ltd. China Environmental Protection Science & Technology Development Investment Ltd., Co. and Smart E International (HK) Company Ltd, each is allowed to designate one director to the Board of Directors.

Pursuant to the above Party A will transfer partial shares 10% of its interest in the JOINT VENTURE to China Environmental Protection Science and Technology development Investment Ltd., Co.

Pursuant to the above Party B will transfer partial shares 15% of its interest in the JOINT VENTURE to Smart E International (HK) Company Ltd.

By signature affixed hereto all parties agree to the share distribution:




PARTY A:   SHENYANG DONGYU GROUP CO., LTD.

/s/ Zhuang Yuyang
Authorized Representative: Mr. Zhuang Yuyang
Position: Chairman of the Board


PARTY B:   DASIBI ENVIRONMENTAL CORP.

/s/ Albert E. Gosselin
Authorized Representative: Mr. Albert E. Gosselin
Position: Chairman of the Board


PARTY C: CHINA ENVIRONMENTAL PROTECTION SCIENCE & TECHNOLOGY DEVELOPMENT INVESTMENT LTD., CO.


/s/ Liu Yige
Authorized Representative: Mr. Liu Yige
Position: Chairman of the Board


PARTY D:   SMART E INTERNATIONAL (HK) COMPANY LIMITED

/s/ Li Peng
Authorized Representative: Mr. Li Peng
Position: Chairman of the Board